Exhibit 3(a)
                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                           SPECIMEN STOCK CERTIFICATES

NUMBER                                                     CUSIP NO. 171788 10 2
                                                                          SHARES

                                   CIGAR KING

                   Authorized Common Stock: 200,000,000 Shares
                                Par Value: $0.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

                -Shares of CIGAR KING CORPORATION Common Stock -

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile of its duly authorized officers.

Dated:


------------------------------------------
                  President


------------------------------------------
                  Secretary



Not valid unless countersigned by transfer agent

                                                 Countersigned Registered:
                                              NEVADA AGENCY AND TRUST COMPANY
                                             50 WEST LIBERTY STREET, SUITE 880
                                                    RENO, NEVADA, 89501

                                             By
                                               ---------------------------------
                                                    Authorized Signature


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